                                                                     EXHIBIT 4.6

                               PLEDGE AGREEMENT


          This PLEDGE AGREEMENT (this "AGREEMENT") is dated as of May 21, 1997 and entered into by and between AFC ENTERPRISES, INC., a Minnesota corporation ("PLEDGOR"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                            PRELIMINARY STATEMENTS


          A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto
                                                    ----------
and issued by the corporations named therein and (ii) the indebtedness of any Subsidiary of Pledgor or any future Subsidiary of Pledgor (the "PLEDGED DEBT") described in Part B of said Schedule I and issued by the obligors named therein.
                            ----------

          B. Secured Party as administrative agent for Lenders, Lenders and Goldman Sachs Credit Partners L.P., have entered into a Credit Agreement dated as of May 21, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

          C. Pledgor may enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders and/or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS"), and it is desired that the obligations of Pledgor under the Lender Interest Rate Agreements, including without limitation the obligation of Pledgor to make payments thereunder in the event of early termination thereof, together with all obligations of Pledgor under the Credit Agreement and the other Loan Documents, be secured hereunder.

          D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce
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Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

          SECTION 1.  PLEDGE OF SECURITY.  Pledgor hereby pledges and assigns to
                      ------------------
Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

          (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; provided, however, that to the extent that the
                                  --------  -------
issuer of any of the Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 957(a) (or a successor provision) of the Internal Revenue Code), Pledgor shall only be required to pledge Pledged Shares of, certificates representing Pledged Shares of, and such interests pertaining to Pledged Shares of such issuer possessing up to but not exceeding 66% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

          (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares of a Subsidiary of Pledgor (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "ADDITIONAL PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares; provided, however, that to the extent that
                                   --------  -------
the issuer of any Additional Pledged Shares is a controlled foreign corporation, Pledgor shall only be required to pledge Additional Pledged Shares of such issuer possessing up to but not exceeding 66% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares;
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          (d)  all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "NEW PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares; provided, however, that
                                                       --------  -------
in the event that any such direct Subsidiary is a controlled foreign corporation, Pledgor shall only be required to pledge New Pledged Shares of such Subsidiary possessing up to but not exceeding 66% of the voting power of all classes of capital stock entitled to vote of such Subsidiary, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares;

          (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

          SECTION 2.  SECURITY FOR OBLIGATIONS.  This Agreement secures, and the
                      ------------------------
Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with

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respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party, any Lender or any Interest Rate Exchanger as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

          SECTION 3.  DELIVERY OF PLEDGED COLLATERAL.  All certificates or
                      ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default which shall not have been cured within any applicable notice or cure period set forth in the Credit Agreement, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a) and any provision to the contrary in the Credit Agreement. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES.  Pledgor represents and
                      ------------------------------
warrants as follows:

          (a)  Due Authorization, etc. of Pledged Collateral.  All of the
               ---------------------------------------------
Pledged Shares of any subsidiary of Pledgor have been duly authorized and validly issued and are fully paid and non-assessable (except that, with respect to Foreign Subsidiaries which are issuers of Pledged Shares, this representation is limited to the extent such concepts are not recognized under the laws or regulations of their respective jurisdictions of incorporation). All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered, and are the legal, valid and binding obligation of the issuers thereof and are not in default to the extent that the result thereof would have a Material Adverse Effect.

          (b)  Description of Pledged Collateral.  The Pledged Shares
               ---------------------------------
constitute all of the issued and outstanding shares of stock of each issuer thereof, except as otherwise set forth in Schedule II annexed hereto, and
                                          -----------
there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

          (c)  Ownership of Pledged Collateral.  Pledgor is the legal, record
               -------------------------------
and beneficial owner of the Pledged Collateral. The Pledged Collateral is free and clear of any Lien except for the security interest created by this Agreement, the Permitted Encumbrances, and other Liens permitted by the Credit Agreement.

          (d)  Governmental Authorizations.  No authorization, approval or other
               ---------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

          (e)  Perfection.  Subject to the Permitted Encumbrances, the pledge
               ----------
of the Pledged Collateral pursuant to this Agreement and delivery of the certificates, if any, representing the Pledged Shares and the Pledged Debt create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations, except for the Specified Pledged Collateral.

          (f)  Margin Regulations.  The pledge of the Pledged Collateral
               ------------------
pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (g)  Other Information.  All information heretofore, herein or
               -----------------
hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects.

          SECTION 5.  TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL;
                      ---------------------------------------------------------
                      ETC.
                      ---
Subject to Pledgor's rights under the Credit Agreement, Pledgor shall:

          (a) not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any subsidiary of Pledgor which is the issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided
                                                                        --------
that if the surviving or resulting corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then Pledgor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 66% of the voting power of all classes of capital stock of such issuer entitled to vote; provided, further that in the event Pledgor
                                 --------  -------
makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition
                                 --------  -------
precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Cash Proceeds of such Asset Sale;

          (b) (i) cause each subsidiary of Pledgor which is the issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor,
(ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor; provided that notwithstanding
                                            --------
anything contained in this subdivision (b), Pledgor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 66% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote;

          (c) (i) subject to the provisions of Section 3 pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor.

          (d) promptly notify Secured Party of any event of which Pledgor becomes aware causing loss of the Pledged Collateral in excess of $500,000 in the aggregate;

          (e) promptly deliver to Secured Party all written default, conversion or other material notices received by it with respect to the Pledged Collateral might reasonably be expected to have a Material Adverse Effect; and

          (f) pay all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith in accordance with the Credit Agreement.

          SECTION 6.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.
                      -------------------------------------

          Subject to the terms of the Credit Agreement and except as otherwise provided herein,

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, as requested by Secured Party, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will:
(i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, as requested by Secured Party, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

          (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule III annexed hereto (a "PLEDGE
                                      ------------
AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that
                                                                   --------
the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.
                      ------------------------------

          (a) So long as no Event of Default shall have occurred and be continuing beyond any applicable notice, grace or cure period:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise
                              --------  -------
     or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Secured
                       --------  -------
     Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither

     (1) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (2) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

          (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all proceeds, dividends and interest paid in respect of the Pledged Collateral; provided,
                                                                       --------
     however, that after an Event of Default beyond any notice, grace or cure
     -------
     period, any and all dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

          (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph
     (ii) above.

          (b) Upon the occurrence and during the continuation of an Event of Default beyond any applicable notice, grace or cure period:

          (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this
     Section 7(b) shall be received
     in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

          (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and continuation of an Event of Default and which proxy shall only terminate upon cure of the Event of Default or Defaults triggering such proxy the payment in full of the Secured Obligations.

          SECTION 8.  SECURED PARTY APPOINTED ATTORNEY-IN-FACT.  Pledgor hereby
                      ----------------------------------------
irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, upon the occurrence and during the continuation of an Event of Default, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

          SECTION 9.  SECURED PARTY MAY PERFORM.  If Pledgor fails to perform
                      -------------------------
any agreement contained herein within the time provided for performance hereunder or under the Credit Agreement, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13(b).

          SECTION 10.  STANDARD OF CARE.  The powers conferred on Secured Party
                       ----------------
hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or
(d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

          SECTION 11.  REMEDIES.
                       --------

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE")
(whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. To the fullest extent permitted by law, Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the fullest extent permitted by law, Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees (i) that no such sale shall be deemed not to have been made in a commercially reasonable manner by reason of being conducted in such manner and under such circumstances, and (ii) that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securi ties Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12.  APPLICATION OF PROCEEDS.  All proceeds received by
                       -----------------------
Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as set forth in the Credit Agreement.

          SECTION 13.  INDEMNITY AND EXPENSES.
                       ----------------------

          (a) Pledgor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          SECTION 14.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.  This
                       -----------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 15.  SECURED PARTY AS COLLATERAL AGENT.
                       ---------------------------------

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders pursuant to the Credit Agreement. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.6 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, all at Secured Party's sole cost and expense, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 16.  AMENDMENTS; ETC.  No amendment, modification, termination
                       ---------------
or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 17.  NOTICES.  Any notice or other communication herein
                       -------
required or permitted to be given shall be as set forth in the Credit Agreement.

          SECTION 18.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
                       -----------------------------------------------------
No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 19.  SEVERABILITY.  In case any provision in or obligation
                       ------------
under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 20.  HEADINGS.  Section and subsection headings in this
                       --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 21.  GOVERNING LAW; TERMS.  THIS AGREEMENT AND THE RIGHTS AND
                       --------------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 22.  COUNTERPARTS.  This Agreement may be executed in one or
                       ------------
more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 23.  CONFLICTS.  In the event of a conflict between the terms
                       ---------
hereof and the terms of the Credit Agreement which cannot be read or interpreted consistently therewith, the terms of the Credit Agreement shall govern and control for any and all purposes. Pledgor shall be entitled to the benefits of the Credit Agreement as if fully set forth herein.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       AFC ENTERPRISES, INC.



                                       By:   /s/ Samuel N. Frankel
                                             ----------------------------------
                                             Samuel N. Frankel
                                             Executive Vice President


                                       Notice Address:

                                       AFC Enterprises, Inc.
                                       Suite 1700
                                       Six Concourse Parkway
                                       Atlanta, GA  30328-5352
                                       Tel:  (770) 353-9500
                                       Fax:  (770) 353-3074

                                       Attention:      Gerald Wilkins
                                                       Chief Financial Officer

                                       with copies to:

                                       Samuel N. Frankel
                                       General Counsel
                                       AFC Enterprises, Inc.
                                       Suite 1700
                                       Six Concourse Parkway
                                       Atlanta, GA  30328-5352

                                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                       as Secured Party



                                       By:   /s/ Marybeth Ross
                                             ------------------------------
                                             Marybeth Ross
                                             Authorized Signatory


                                       Notice Address:

                                       Canadian Imperial Bank of Commerce
                                       Agency Services
                                       425 Lexington Avenue
                                       New York, NY  10017
                                       Attention: Marybeth Ross
                                       Telephone:  212 856-3691
                                       Facsimile: 212 856-3763

                                  SCHEDULE I

          Attached to and forming a part of the Pledge Agreement dated as of May __, 1997 between AFC Enterprises, Inc., as Pledgor, and Canadian Imperial Bank of Commerce, as Secured Party.


                                    PART A
                                    ------

                                           STOCK                             NUMBER OF
                        CLASS OF       CERTIFICATE                           SHARES OR
    STOCK ISSUER         STOCK             NOS.            PAR VALUE      VALUE OF CAPITAL
-------------------     --------       -------------       ---------      ----------------
AFC Properties, Inc.     Common               1                none             500

                                    PART B
                                    ------

                                  AMOUNT OF INDEBTEDNESS
      DEBT ISSUER                      AS OF 4/29/97
      -----------                 ----------------------


                                     none

                                  SCHEDULE II


          Attached to and forming a part of the Pledge Agreement dated as of May 21, 1997 between AFC Enterprises, Inc., as Pledgor, and Canadian Imperial Bank of Commerce, as Secured Party.


                                            PERCENTAGE
                           NUMBER OF        REPRESENTED     HOLDERS
                         SHARES ISSUED      BY PLEDGED     OF SHARES
    STOCK ISSUER        AND OUTSTANDING       SHARES       NOT PLEDGED
--------------------    ---------------     ------------   -----------
AFC Properties, Inc.          500                100%           N/A

                                 SCHEDULE III

                               PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, _______, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of May __, 1997, between the undersigned and Canadian Imperial Bank of Commerce, as Secured Party (the "PLEDGE AGREEMENT", capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                       AFC ENTERPRISES, INC.



                                       By: ___________________________
                                       Title:


                   Class of       Stock Certi-    Par      Number of
Stock Issuer         Stock        ficate Nos.    Value       Shares
------------       --------       ------------   -----     ---------



Debt Issuer                                      Amount of Indebtedness
-----------                                      ----------------------

                                     III-1